                                                                    Exhibit 99.5
                                  PALEX, INC.
                              6829 Flintrock Road
                              Houston, Texas 77040

                     ------------------------------------

                     ELECTION FORM / LETTER OF TRANSMITTAL

                     ------------------------------------

[NAME AND ADDRESS LABEL]


Dear PalEx Stockholder:

  We are sending you this election form/letter of transmittal because PalEx, Inc. has signed a merger agreement with IFCO Systems N.V. and the other parties named in the merger agreement. As more fully described in the proxy statement/prospectus that has separately been sent to you in connection with the proposed merger, if the PalEx stockholders approve and adopt the merger agreement, PalEx will be merged with and into Silver Oak Acquisition Corp., a newly formed, wholly owned subsidiary of IFCO Systems. Silver Oak will survive the merger as a wholly owned subsidiary of IFCO Systems and will change its name to "PalEx, Inc." You should read carefully the proxy statement/prospectus.

  You hold shares of PalEx common stock. If we complete the merger, each of your shares of PalEx common stock will be exchanged, at your election, into one of the following:

  .  $9.00 in cash; or

  . the number of IFCO Systems ordinary shares calculated by dividing $9.00 by the IPO price of the IFCO Systems ordinary shares expressed in U.S. dollars; or

  .  a combination of cash and IFCO Systems ordinary shares.

  This form offers you a choice of electing to receive cash or IFCO Systems ordinary shares, or some of each, for your PalEx common stock.

  You should make an election on this form, but even if you do so, we may not be able to give you what you elect. If we receive too many elections for cash or stock, we may have to allocate cash and stock to you in different proportions than you elect. The total merger consideration for all of the PalEx common stock is limited as follows:

  . not less than 40% and not more than 49% of the PalEx shares may be exchanged for cash; and

  . not more than 60% and not less than 51% of the PalEx shares may be exchanged for IFCO Systems ordinary shares.

  For further information, see "The Merger Agreement--Conversion of PalEx Shares" on pages 57-61 of the proxy statement/prospectus.

  The holders of exchangeable shares of SMG Corporation, PalEx's wholly owned Canadian subsidiary, are subject to the same election provisions as PalEx stockholders. Subject to amendment of SMG's articles of amalgamation and of the support agreement with the holders, a holder of SMG exchangeable shares after the merger will be entitled to exchange its SMG exchangeable shares for cash and/or IFCO Systems ordinary shares pursuant to the procedures set forth in this election form/letter of transmittal.

  Each PalEx stockholder and each SMG holder should complete this election form/letter of transmittal and return it along with, for the PalEx stockholders, the stock certificates, a book entry transfer of shares, or a guaranteed delivery for the shares covered by the election form/letter of transmittal to Deutsche Bank AG, IFCO Systems' exchange agent.

  A completed election form/letter of transmittal must be received by the exchange agent no later than 5:00 p.m. New York time on March 1, 2000. If the exchange agent does not receive for a holder by the election deadline a properly completed and signed election form/letter of transmittal and, for the PalEx stockholders, stock certificates, a book entry transfer of shares, or a guaranteed delivery for the shares of PalEx common stock covered by this election form/letter of transmittal, then that holder will be deemed not to have made an election and will receive merger consideration pursuant to the adjustment calculations made by the exchange agent.

  If for any reason the merger is not completed, this election form will be void and of no effect. Certificate(s) for shares of PalEx common stock previously delivered to the exchange agent will be returned promptly. The merger is expected to be completed on or before March 8, 2000.

  Please read carefully the accompanying general instructions beginning on page 13, complete the information as required on pages 4-12, and return this election form/letter of transmittal, along with, for the PalEx stockholders, all of your PalEx stock certificates, book entry transfer of shares, or guarantee of delivery of shares in the enclosed envelope to the exchange agent no later than 5:00 p.m. New York time on March 1, 2000 at the following address:

                                Deutsche Bank AG
                        c/o BT Services Tennessee, Inc.
                      Corporate Trust Reorganization Unit
                                P.O. Box 292737
                        Nashville, Tennessee 37229-2737

  Delivery of this election form/ letter of transmittal to an address other than as set forth above will not constitute a valid delivery. You must sign the election form/letter of transmittal where requested.

                            INSTRUCTIONS FOR STEP 1

                  IDENTIFY YOUR SHARES AND MAKE YOUR ELECTION

  Share Identification. You must identify the shares of PalEx common stock (or SMG exchangeable shares) that you own.

  In the spaces provided under the column entitled "Name(s) and Address(es) of Registered Holder(s)," print the name(s) and address(es) of the registered holder(s). In the spaces provided under the column entitled "Certificate Number," insert the stock certificate number for each stock certificate you hold. If you do not hold stock certificate(s), please indicate in the "Certificate Number" column. In the spaces provided under the column entitled "Number of Shares Represented By," insert the number of shares represented by the corresponding stock certificate(s) or held by book-entry. At the bottom of the "Number of Shares Represented By" column, please insert the total number of PalEx shares you own.

  Election. Choose the consideration you would like to receive. The sum of your elections must be equal to the total number of PalEx shares (or SMG exchangeable shares) you hold.

  All-Cash Election. You may choose to make an all-cash election with respect to all of your shares of PalEx common stock (or SMG exchangeable shares) and receive $9.00 in cash for each share of PalEx common stock (or upon exchange after the merger for each SMG exchangeable share). To make an all-cash election, you should insert the total number of PalEx shares you own in the space provided under the column entitled "Cash Election."

                                      *or*

  All-Stock Election. You may choose to make an all-stock election with respect to all of your shares of PalEx common stock (or SMG exchangeable shares) and receive the number of IFCO Systems ordinary shares calculated by dividing $9.00 by the IPO price of the IFCO Systems ordinary shares expressed in U.S. dollars for each share of PalEx common stock (or upon exchange after the merger for each SMG exchangeable share). To make an all-stock election, you should insert the total number of PalEx shares you own in the space provided under the column entitled "Stock Election."

                                      *or*

  Combination Election. You may choose to make a combination election with respect to all of your shares of PalEx common stock (or SMG exchangeable shares) and receive (or receive upon exchange after the merger for SMG exchangeable shares) a combination of (1) $9.00 in cash for each share for which you elect to receive cash and (2) the number of IFCO Systems ordinary shares calculated by dividing $9.00 by the IPO price expressed in U.S. dollars for each share for which you elect to receive stock. To make a combination election, you should insert the number of PalEx shares you would like to exchange to cash in the space provided under the column entitled "Cash Election" and insert the number of PalEx shares you would like to convert to IFCO Systems ordinary shares in the space provided under the column entitled "Stock Election."

                                      *or*

  Non-Election. You may choose to make an affirmative non-election with respect to all of your shares of PalEx common stock (or SMG exchangeable shares). In the event you make an affirmative non-election or fail to properly submit this form, you will receive cash and/or stock pursuant to the adjustment provisions of the merger agreement as calculated by the exchange agent. To make a non-election, you should insert the total number of PalEx shares you own in the space provided under the column entitled "Non-Election."

  Note: Please review carefully pages 57-61 of the proxy statement/prospectus for an explanation of the conversion of the PalEx shares. As explained in the proxy statement/prospectus, the total merger consideration for all shares of PalEx common stock is limited as follows: (1) not less than 40% and not more than 49% of the shares may be exchanged for cash; and (2) not more than 60% and not less than 51% of the shares may be exchanged for IFCO Systems ordinary shares. The elections by holders of SMG exchangeable shares will be included in the calculation of the limits on the composition of the total merger consideration.

  Once completed, go to Step 2.

                                     STEP 1

                  IDENTIFY YOUR SHARES AND MAKE YOUR ELECTION

ame(s)Nand Addresses of                       Number of Shares
 Registered Holder(s)     Certificate Number*  Represented By  Cash Election Stock Election Non-Election
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                          Total Shares:
--------------------------------------------------------------------------------------------------------

  * If you do not hold PalEx stock certificates, please indicate and a book-entry transfer will be made for you.
NOTE: YOUR ELECTION MAY BE ADJUSTED BY THE EXCHANGE AGENT IF YOU ELECT TO
      EXCHANGE (1) MORE THAN 49% OF YOUR PALEX SHARES FOR CASH OR (2) MORE THAN 60% OF YOUR PALEX SHARES FOR STOCK.

  For PalEx stockholders, your election will be valid only if accompanied by your PalEx stock certificate(s), a book entry transfer of shares to the exchange agent (check the box below), or a guaranteed delivery (check the box below).

[_]CHECK HERE IF YOUR PALEX SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
   GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s) ___________________________________________________

Window Ticket Number (if any): _________________________________________________

[_]CHECK HERE IF YOUR PALEX SHARES ARE BEING DELIVERED BY BOOK ENTRY TRANSFER
   TO THE EXCHANGE AGENT'S ACCOUNT AND COMPLETE THE FOLLOWING:

Name of Electing Institution: __________________________________________________

The Depository Trust Company Account Number: ___________________________________

Transaction Code Number: _______________________________________________________

                            INSTRUCTION FOR STEP 2A

                             LETTER OF TRANSMITTAL

  Regardless of your election in Step 1, if you are a PalEx stockholder you must send all of your PalEx stock certificates to the exchange agent with the following letter of transmittal. See General Instruction D.1. If you do not hold stock certificates, please indicate on the previous page and a book-entry transfer will be made for you. Holders of SMG exchangeable shares should not complete the letter of transmittal or send any share certificates.

  Please read and sign the letter of transmittal on the following page.

  If you have all of the stock certificates representing your shares of PalEx common stock and do not have special payment or delivery instructions as set forth below, sign the letter of transmittal and go to Step 3. See General Instruction D.2. regarding the proper form of signatures.

  If you have lost any or all of the stock certificates representing your shares of PalEx common stock, in addition to signing the letter of transmittal and sending it to the exchange agent together with any stock certificates you do have as described above, you must complete Step 2B with respect to any certificates you have lost.

  If you want the new IFCO Systems certificates being issued to you pursuant to the merger to be registered, and/or you want the cash being paid to you pursuant to the merger agreement to be payable, to someone other than the person or entity listed on your PalEx stock certificates, you must complete and sign the "Special Payment Instructions" box on page 7. If you transferred any of your shares to someone else after January 21, 2000, you must sign the "Special Payment Instructions" box on page 7.

  If you want the new IFCO Systems certificates and/or the cash being issued or paid to you pursuant to the merger to be registered or payable to you, but sent to someone else, you must complete and sign the "Special Delivery Instructions" box on page 7.

  If you fill out either the "Special Payment Instructions" box or the "Special Delivery Instructions" box, you must have your signature(s) medallion guaranteed by an eligible institution. See General Instruction D.4.

  If your cash payment exceeds $500,000 and you would like it to be sent to you by wire transfer rather than by check, you must complete and sign the "Wiring Instructions" box on page 7. Please verify your wiring instructions before completing the "Wiring Instructions" box. If you provide incorrect wiring instructions, IFCO Systems will have the right to send your money to you by check.

  If the PalEx stock certificates are not available prior to the election deadline, a Guarantee of Delivery may be completed by an eligible institution and your election will be valid if the stock certificates, together with a copy of the completed election form/letter of transmittal, are received by the exchange agent within three trading days after the election deadline .

  The exchange agent will issue you a single check and/or a single book entry advice representing IFCO Systems ordinary shares. If you would prefer to receive a stock certificates, please check the box in the "Receipt of Certificates" section below. If you request a stock certificate, the exchange agent will issue a single certificate representing the IFCO Systems ordinary shares. However, if for tax purposes or otherwise you wish to have the new certificates issued in particular denominations, please provide explicit instructions to the exchange agent.

After you have completed the above, go to Step 3.

                                    STEP 2A
                             LETTER OF TRANSMITTAL

Deutsche Bank AG, Exchange Agent:

  In connection with the merger, the undersigned hereby submits the stock certificate(s) representing the undersigned's shares of PalEx, Inc. common stock to, or hereby transfers ownership of such stock certificate(s) by book-entry transfer to the account of, Deutsche Bank AG, the exchange agent designated by IFCO Systems N.V. pursuant to the merger agreement by and among IFCO Systems, PalEx, and the other parties named therein, or its replacement or successor, and instructs the exchange agent to deliver to the undersigned, in exchange for the undersigned's shares of PalEx common stock, cash and/or IFCO Systems ordinary shares pursuant to the undersigned's election as set forth on the election form enclosed with this letter of transmittal. The undersigned understands that the undersigned's election may be adjusted by the exchange agent if the undersigned elected to exchange (1) more than 49% of the undersigned's PalEx shares for cash or (2) more than 60% of the undersigned's PalEx shares for IFCO Systems ordinary shares.

  By delivery of this letter of transmittal to the exchange agent, the undersigned hereby forever waives the undersigned's right to dissent under applicable Delaware law and withdraws all written objections to the merger and/or demands for appraisal, if any, with respect to the shares of PalEx common stock owned by the undersigned.

  The undersigned represents and warrants that the undersigned has full power and authority to surrender the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims, and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or IFCO Systems to be appropriate or necessary to complete the sale, assignment, or transfer of the PalEx shares. All authority conferred or agreed to be conferred in this letter of transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

  Unless otherwise indicated under "Special Payment Instructions" on the following page, please issue any certificate for IFCO Systems ordinary shares and/or any check payable (or wire transfer of funds payable) in exchange for the undersigned's shares of PalEx common stock in the name of the registered holder(s) of such PalEx common stock. Similarly, unless otherwise indicated under "Special Delivery Instructions" and/or "Wiring Instructions" on the following page, please mail any certificate for IFCO Systems ordinary shares and/or any check payable in exchange for the undersigned's shares of PalEx common stock to the registered holder(s) of the PalEx common stock at the address or addresses shown below.

                   REGISTERED PALEX STOCKHOLDER(S) SIGN HERE

--------------------------------------   --------------------------------------
Signature of owner(s)                    Signature of owner(s)
Print Name: __________________________   Print Name: __________________________
--------------------------------------   --------------------------------------
Social Security or other Tax ID Number   Social Security or other Tax ID
Address: _____________________________   Number
--------------------------------------   Address: _____________________________
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
Date: _________________________ , 2000   --------------------------------------
                                         Date: _________________________ , 2000

                          SPECIAL PAYMENT INSTRUCTIONS

 (To be completed ONLY if you want the new IFCO Systems certificates being issued to you pursuant to the merger to be registered, and/or you want the cash being paid to you pursuant to the merger agreement to be payable, to someone other than the person or entity listed on your PalEx stock certificates.)

 Register my IFCO Systems ordinary shares, and make payment to, the following:

 Name:_______________________________________________________________________
                             (Please type or print)

 Address:____________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________
                               (include Zip Code)


                         SPECIAL DELIVERY INSTRUCTIONS

 (To be completed ONLY if you want the new IFCO Systems certificates and/or the cash being issued or paid to you pursuant to the merger to be registered or payable to you, but sent to someone else.)

 Mail or deliver my IFCO Systems ordinary shares, and send payment to, the following:

 Name:_______________________________________________________________________
                             (Please type or print)

 Address:____________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________
                               (include Zip Code)


                              WIRING INSTRUCTIONS

 Provided I am to receive at least $500,000 in cash, I would like to receive all of the cash to be paid to me in connection with the merger to be sent by wire transfer, pursuant to the following wiring instructions in lieu of delivery of a check:

 Name of Financial Institution:______________________________________________

 Financial Institution's ABA No.:____________________________________________

 Name of Account:____________________________________________________________

 Account No.:________________________________________________________________

                              SIGNATURE GUARANTEE

   (In the event that the check and/or certificate representing IFCO Systems ordinary shares is to be issued in exactly the name of the record holder(s) of the PalEx common stock, no guarantee of the signature on this election form/letter of transmittal is required)

   If you have filled out either the "Special Payment Instructions" box, the "Special Delivery Instructions" box or the "Guarantee of Delivery" box you must have your signature(s) medallion guaranteed by an eligible institution.

 Name of Guarantor:_____________________________

 Signature(s) Guaranteed:_______________________

                  ______________________________

 Date:________, 2000

 Apply Signature Medallion:




                           GUARANTEE OF DELIVERY

   The undersigned, a member firm of a registered national securities exchange, a member of the NASD, Inc., or a commercial bank or trust company in the United States, hereby guarantees to deliver to the exchange agent either all of the certificate(s) for PalEx common stock to which this election form/letter of transmittal relates, or such certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer, no later than 5:00 p.m. New York time, on the third trading day after the election deadline. If you complete this guarantee of delivery, you will need a signature guarantee by an eligible institution.

   The undersigned acknowledges that it must deliver the PalEx shares covered by this election form and letter of transmittal to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

 ------------------------------------   ------------------------------------
 Dated                                  Print Firm Name


 ------------------------------------   ------------------------------------
 Certificate Number(s)                  Authorized Signature


 ------------------------------------   ------------------------------------
 Number of PalEx shares                 Address


 If the PalEx shares will be            ------------------------------------
 delivered by book-entry transfer,
 provide the Depository Trust
 Company account number: ____________

                                        ------------------------------------

                                        ------------------------------------
                                        Telephone number



                            RECEIPT OF CERTIFICATES

   Unless you check the box below, you will receive book-entry IFCO Systems ordinary shares.

 [_]Check here if you would like certificate(s) for your IFCO Systems ordinary shares.

                            INSTRUCTION FOR STEP 2B

                       CERTIFY IF CERTIFICATE(S) ARE LOST

  If you are unable to locate some or all of the stock certificates representing your shares of PalEx common stock, you must complete the certification on the following page. Your signature must be notarized.

  Please see General Instruction D.2. regarding proper signatures.

  After you have completed the above, go to Step 3.

                  STEP 2B--CERTIFY IF CERTIFICATE(S) ARE LOST

  The certificate(s) representing the following shares of PalEx, Inc. common stock has/have been lost, stolen, seized, or destroyed, at a time unknown to me:

                   -----------------------------------------
                     Certificate Number         Shares
                   -----------------------------------------

                   -----------------------------------------

                   -----------------------------------------

                   -----------------------------------------

  I hereby certify the following:

    (1) I have made or caused to be made a diligent search for such stock certificate(s) and have been unable to find or recover it/them. I have not sold, assigned, pledged, transferred, deposited under any agreement, or hypothecated the shares of PalEx common stock represented by such stock certificate(s), or any interest therein, or assigned any power of attorney or other authorization respecting the same which is now outstanding and in force, or otherwise disposed of such stock certificate(s); and no person, firm, corporation, agency, or government, other than me, has or has asserted any right, title, claim, equity, or interest in, to, or respecting such shares of PalEx common stock.

    (2) Please issue a replacement stock certificate(s). In consideration of the issuance of a replacement certificate(s), I hereby agree to indemnify and hold harmless IFCO Systems N.V. and any person, firm, or corporation now or hereafter acting as IFCO Systems' transfer agent, registrar, trustee, depository, redemption, fiscal, or paying agent, or in any other capacity, and also any successors in any such capacities, and their respective heirs, successors, and assigns, from and against any and all liability, loss, damage, and expense in connection with, or arising out of, their compliance with my request herein.

    (3) I also agree, in consideration of compliance with the foregoing request, immediately to surrender to the IFCO Systems the lost stock certificate(s) should it/they hereafter come into my possession or control.

   SIGNATURE _______________________________________________  DATE               , 2000
   SIGNATURE _______________________________________________  DATE               , 2000
   SIGNATURE _______________________________________________  DATE               , 2000

STATE OF                  (S)
                          (S)
COUNTY OF                 (S)

  I,                , a Notary Public, do hereby certify that on the      day
of 2000, personally appeared before me              , known to me to be the
persons whose name(s) is/are subscribed to the foregoing instrument, who, being by me first duly sworn, declared that the statements contained therein are true and that he/she/they signed said instrument for the purposes, in the capacity, and for consideration therein expressed.

                                             ----------------------------------

 [Notary: Please modify if necessary to conform to your state law or attach an alternative form.]

                             INSTRUCTION FOR STEP 3
                          COMPLETE SUBSTITUTE FORM W-9

  PalEx stockholders must complete the following Substitute Form W-9 to avoid having 31% of your payment withheld for federal income tax purposes as set forth in General Instruction D.6. to this election form.

  Please do the following:

    (1) write your social security number (or employer identification number for entities) in the top right box of the Substitute Form W-9;

    (2) print your name and address in the space provided;

    (3) check the box next to "Individual/Sole Proprietor," "Corporation," "Partnership," or "Other" (and, if other, write in the type of entity); and

    (4) sign the "Certification Instructions" box at the bottom of the Substitute Form W-9.

  If you do not yet have a Taxpayer Identification Number, please check the box in "Part 3," sign in the "Certification Instructions" box, and, in addition, sign the "Certification of Payee Awaiting Taxpayer Identification Number" box at the bottom of the page.

  Please see General Instruction D.6. for information on this Form W-9 and General Instruction D.2. regarding proper signatures. Additional Forms W-9 are attached for your use, if necessary, as Exhibit A to this election form/letter of transmittal.

                     STEP 3--COMPLETE SUBSTITUTE FORM W-9

                            PAYER: DEUTSCHE BANK AG

-------------------------------------------------------------------------------



                        Part 1--PLEASE PROVIDE YOUR    Social Security
 SUBSTITUTE             TIN IN THE BOX AT RIGHT AND    Number OR Employer
 Form W-9               CERTIFY BY SIGNING BELOW       Identification Number
                                                       ----------------------

 Department of
 the Treasury          --------------------------------------------------------


 Internal                                                   Part 3--Awaiting
 Revenue                Part 2--CERTIFICATION--Under        TIN [_]
 Service                penalties of perjury, I certify
                        that:

                                                            If you checked
                        (1)  The number shown on this       this box, please
                             form is my correct Taxpayer    complete the
                             Identification Number (or I    "Certificate of
                             am waiting for a number to     Payee Awaiting
                             be issued to me), and          Taxpayer Identi-
                                                            fication Number"
                                                            below.

 Payer's Request
 for Taxpayer
 Identification
 Number (TIN)

 ---------------
  (Print name)          (2) I am not subject to backup
                            withholding either because I
                            have not been notified by the
                            IRS that I am subject to
                            backup withholding as a
                            result of a failure to report
                            all interests or dividends,
                            or the IRS has notified me
                            that I am no longer subject
                            to backup withholding.


 ---------------       --------------------------------------------------------

    (Address)
                        CERTIFICATION INSTRUCTIONS--You must cross out item
                        (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

 ---------------

 Check the box that
 applies:
 [_Individual/Sole]
   Proprietor
 [_Corporation]
 [_Partnership]
 [_Other: __________]

 (specify)              SIGNATURE ____________________  DATE            , 2000

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW GENERAL INSTRUCTION D.8. FOR ADDITIONAL DETAILS.
      IF YOU ARE AWAITING A TAXPAYER IDENTIFFICATION NUMBER, YOU MUST COMPLETE THE FOLLOWING CERTIFICATE AND CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.


        CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER
           (To be completed ONLY IF box in Part 3 of W-9 is checked)

 I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31% of all payments made to me pursuant to the merger shall be retained until I provide a Tax Identification Number to the payor and that, if I do not provide my Taxpayer Identification Number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding and 31% of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.

 SIGNATURE ____________________________________      DATE                , 2000

                           ** GENERAL INSTRUCTIONS **

A. Special Conditions.

  1. Time in which to elect. To be effective, a completed election form/letter of transmittal and, for PalEx stockholders, your stock certificates, a book entry transfer of shares, or a guaranteed delivery for the shares covered by the election form/letter of transmittal, must be received by the exchange agent, at the address set forth on page 2, no later than 5:00 p.m. New York time on March 1, 2000 (the "Election Date"). If the merger is approved and thereafter completed, and if the exchange agent has not received a properly completed election form/letter of transmittal prior to the Election Date, you will receive merger consideration pursuant to the adjustment calculations made by the exchange agent, as more fully described in the proxy statement/prospectus. See General Instruction C.

  2. Revocation of election. An election may be revoked by the person who submitted the election form/letter of transmittal to the exchange agent by written notice to the exchange agent prior to the Election Date. A holder may submit a new election form at the time it revokes an earlier election or at any time after revoking an earlier election but before the Election Date. If a new election is not made, the holder will be deemed not to have made an election, and exchange agent will retain the stock certificate(s) tendered with the revoked election form until the time the shares are exchanged upon completion of the merger. All election forms will automatically be revoked if the merger agreement is terminated. If the merger agreement is terminated, the stock certificates tendered will be promptly returned to you.

B. Election Procedures.

  A description of the election procedures is set forth in the proxy statement/prospectus under "The Merger Agreement--the Merger" and "--Conversion of PalEx Shares" and is contained in the merger agreement. All elections are subject to compliance with such procedures. In connection with making any election, you should read carefully, among other matters, the information contained in the proxy statement/prospectus under "The Merger--U.S. Federal Income Tax Consequences" and "--Netherlands Tax Consequences." See also "Risk Factors--The merger may not be tax- free to PalEx or PalEx stockholders" in the proxy statement/prospectus for a discussion of the possibility that the merger may be a taxable transaction.

  As a result of the election procedures, you may receive IFCO Systems ordinary shares or cash in amounts that vary from your election in Step 1. You will not be able to change the number of shares or the amount of cash allocated to you pursuant to the election procedures.

C. Receipt of Shares or Cash.

  Promptly after the effective time of the merger, IFCO Systems will instruct the exchange agent to mail certificate(s) for your shares of IFCO Systems ordinary shares and/or cash payments by check to you with respect to each share of PalEx common stock (if you complete the "Wiring Instructions" in Step 2A of this election form and you are to receive at least $500,000, all of the cash will be sent to you by wire transfer). If you fail to submit this properly completed election form/letter of transmittal and stock certificates, a book entry transfer of shares, or a guaranteed delivery for the PalEx shares covered by the election form/letter of transmittal by the Election Date as set forth above, you will receive merger consideration pursuant to the adjustment calculations made by the exchange agent pursuant to the merger agreement, as more fully described in the proxy statement/prospectus, as soon as practicable after the certificate(s) representing such PalEx shares have been submitted. No fractional IFCO Systems ordinary shares will be issued in the merger. Instead, each PalEx stockholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the value of an IFCO Systems ordinary share multiplied by the fraction. The value of an IFCO Systems ordinary share for this calculation will be the IPO price.

D. General.

  1. Execution and delivery. This election form/letter of transmittal must be properly filled in, dated, and signed in all applicable places, and must be delivered (together with all of the other required materials) to the exchange agent at the address as set forth on page 2.

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  The method of delivery of all documents is at your option and risk, but if sent by mail, registered mail, return receipt requested, and properly insured, using the enclosed envelope, is suggested.

  2. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this election form/letter of transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted (or in the case of a holder of SMG exchangeable shares, on your certificate representing your SMG exchangeable shares) unless the shares of PalEx common stock (or SMG exchangeable shares) described on this election form have been assigned by the registered holder(s), in which event this election form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

If this election form is signed by a person or persons other than the registered holder(s) of the certificates, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

If this election form or any stock certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity.

  3. New certificates and checks in same name. If you are receiving any IFCO Systems ordinary shares, the stock certificate(s) representing such IFCO Systems ordinary shares and/or any check(s) in respect of shares of PalEx common stock shall be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing such shares of PalEx common stock submitted with this election form, unless "Special Payment Instructions" in Step 2A are completed. No endorsement of certificate(s) or separate stock power(s) are required.

  4. Guarantee of Signature. No signature guarantee is required on this form if it is signed by the registered holder(s) of the PalEx common stock surrendered under this election form, and the IFCO Systems ordinary shares and/or the check are to be issued and/or payable to the record holder(s) without any change or correction in the name of the record holder(s). In all other cases, all signatures on the election form/letter of transmittal must be guaranteed. All signatures required to be guaranteed must be guaranteed by a bank, broker, or other institution that is a member of the Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

  5. Miscellaneous. A single check, wire transfer, and/or stock certificate representing IFCO Systems ordinary shares to be received will be issued to you unless you have instructed us otherwise in this election form/letter of transmittal.

All questions with respect to this election form/letter of transmittal (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any election and computations as to any adjustments) will be determined by the exchange agent, which determination shall be conclusive and binding.

  6. Backup federal income tax withholding and Substitute Form W-9. Under the "backup withholding" provisions of U.S. federal income tax law, any payments made to you pursuant to the merger may be subject to backup withholding of 31%. To prevent backup withholding, PalEx stockholders should complete and sign the Substitute Form W-9 included in Step 3 of this election form/letter of transmittal and either: (a) provide your correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that you are awaiting a TIN), and that (i) you have not been notified by the IRS that you have been subjected to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the box in Part 3 of the substitute Form W-9 is checked, the exchange agent shall retain 31% of cash payments made to you during the 60-day period following the date of the Substitute Form W-9. If you furnish the exchange agent with your TIN within 60 days of the date of the Substitute Form W-9, the exchange agent shall remit such amounts retained during the 60-day period to you. If, however, you have not provided the exchange agent with your TIN within such 60-day period, the exchange agent will remit such previously retained amounts to the IRS as backup withholding. In general, if you are an individual, the TIN is your Social Security number. If the certificates for PalEx common stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained

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from the exchange agent) for additional guidance on which number to report. If the exchange agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the exchange agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the exchange agent.

  For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if stock is held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained from the exchange agent).

  Failure to complete the Substitute Form W-9 will not, by itself, cause your shares of PalEx common stock to be deemed invalidly tendered, but may require the exchange agent to withhold 31% of the amount of any payments made pursuant to the merger. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.


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